UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

HMS Income Fund, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	814-00939	45-3999996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas 77056-6118
(Address of Principal Executive Offices) (Zip Code)

(888) 220-6121
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of the Credit Facility

On May 24, 2012 HMS Income LLC entered into a $15 million senior secured revolving credit facility (the “Credit Facility”) with Capital One, National Association (the “Lender”). HMS Income Fund, Inc. (the “Company”) became the borrower under the Credit Facility by reason of its merger with HMS Income LLC on May 31, 2012. Borrowings under the Credit Facility bear interest, subject to the Company’s election, on a per annum basis equal to (i) the applicable LIBOR rate plus 2.75% or (ii) the base rate plus 1.5%. The base rate is defined as the higher of (a) the prime rate or (b) the Federal Funds Rate (as defined in the credit agreement) plus 0.5%. The Company pays unused commitment fees of 0.25% per annum on the unused lender commitment under the Credit Facility. Borrowings under the Credit Facility are secured by all of the Company’s assets as well as all of the assets, and a pledge of equity ownership interests, of any future subsidiaries of the Company, which would be joined as guarantors. The Credit Facility is subject to other affirmative and negative covenants more particularly described in prior Current Reports on Form 8-K previously filed by the Company and in the Credit Agreement with respect to the Credit Facility, which has previously been filed by the Company. The Credit Facility has an accordion provision (the “Accordion Feature”) allowing increases in borrowing for a total facility of up to $75 million, subject to certain conditions.

On August 16, 2013, the Company entered into the First Amendment to the Credit Facility exercising the Accordion Feature to increase the Company’s borrowing capacity under the Credit Facility from $15 million to $25 million, as previously reported on the Company’s Current Report on Form 8-K.

On November 19, 2013, the Company entered into the Second Amendment to the Credit Facility (the “Second Amendment”) exercising the Accordion Feature to increase the Company’s borrowing capacity under the Credit Facility from $25 million to $30 million. The Second Amendment made no other changes to the Credit Facility. The foregoing summary does not describe all of the terms contained in the Second Amendment and is subject to and qualified in its entirety by reference to the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, the terms of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement dated as of November 19, 2013 between HMS Income Fund, Inc. and Capital One, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

Date: November 25, 2013	By:	/s/ Ryan T. Sims
Ryan T. Sims Chief Financial Officer and Secretary